Investment Letter

UMBRA Technologies (US) Inc. Suite 2006, 20th Floor

Hua Qin International Building 340 Queen's Road Central Hong Kong SAR

Dear Sirs:

In order to induce UMBRA Technologies (US) Inc., a Delaware corporation (the “Company”), to issue to the entity named below (the “Stockholder”) the number of shares of Common Stock of the Company set forth opposite its signature below (the “Shares”), the Stockholder represents, warrants and covenants as follows:

(a)The Stockholder is acquiring the Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

(b)The Stockholder has had such opportunity as the Stockholder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Stockholder to evaluate the merits and risks of the issuance of the Shares in the Company.

(c)The Stockholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the issuance of the Shares and to make an informed investment decision with respect to such issuance.

(d)The Stockholder can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e)The Stockholder understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 or otherwise may not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and

(iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

(f)A legend substantially in the following form will be placed on the certificate representing the Shares:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

Very truly yours,

For and on behalf of

Creative Digital Design Ltd.

Number of Shares: 5,000,000

DateJanuary 2, 2015